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                                                           Exhibit No. EX-99.p.1

[UBS GLOBAL ASSET MANAGEMENT LOGO]

                           UBS GLOBAL ASSET MANAGEMENT
                                 CODE OF ETHICS

                                 POLICY SUMMARY

     This Code of Ethics is designed to ensure, among other things, that employees conduct their activities in a manner where clients' interests are placed first and foremost and are consistent with the law.


                         RISKS ADDRESSED BY THIS POLICY

     This policy is designed to address the following risks:

  -  VIOLATIONS OF INVESTMENT ADVISERS ACT 206(4)-7

  -  REPUTATION HARM TO UBS GLOBAL ASSET MANAGEMENT

  -  REGULATORY FINES AND PENALTIES FOR VIOLATIONS OF THIS POLICY

                              FOR INTERNAL USE ONLY

Last updated: September 6, 2004

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                                TABLE OF CONTENTS

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
                                                                                                              PAGE
1.   Types of Accounts                                                                                           3

     1.1  Covered Accounts                                                                                       3

     1.2  Joint Accounts                                                                                         3

     1.3  Investment Clubs                                                                                       3

2.   Establishing Covered Accounts                                                                               4

     2.1  Use of Authorized Brokers                                                                              4

     2.2  Discretionary Accounts                                                                                 5

3.   Reporting                                                                                                   5

4.   Copying the Compliance Department on Statements and Confirms                                                5

5.   Trading Restrictions                                                                                        6

     5.1  Preclearance Requirements                                                                              6

     5.2  Frequency                                                                                              8

     5.3  Holding Period                                                                                         8

     5.4  Lockout Period                                                                                         8

     5.5  Prohibited Transactions                                                                                9

     5.6  Initial Public Offerings                                                                              10

     5.7  Investment in Partnerships and Other Private Placements                                               10

     5.8  Options                                                                                               10

     5.9  Futures                                                                                               11

6.   Reporting and Certification Requirements                                                                   11

     6.1  Initial Holdings Report and Certification                                                             11

     6.2  Quarterly Transactions Report for Covered Persons and Interested Directors                            12

     6.3  Quarterly Transactions Report for Independent Directors                                               12

     6.4  Annual Certification for Covered Persons, Interested Directors and Independent Directors              12

7.   Administration and Enforcement                                                                             12

     7.1  Review of Personal Trading Information                                                                12

     7.2  Annual Reports to Mutual Fund Boards of Directors and UBS Global AM CEOs                              13

     7.3  Sanctions and Remedies                                                                                13

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                                   APPENDIXES

List of Funds                                                                                           Appendix A
Trade Request Form                                                                                      Appendix B
Outside Account Request Form                                                                            Appendix C
Private Placement Request Form                                                                          Appendix D
Investment Club Pre-Approval Form                                                                       Appendix E
Discretionary Account Attestation                                                                       Appendix F
Consultants and Temporary Employee Reporting Requirements                                               Appendix G
Transaction Requirement Matrix                                                                          Appendix H
List of Authorized Broker-Dealers                                                                       Appendix I

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                           UBS GLOBAL ASSET MANAGEMENT
                                 CODE OF ETHICS

INTRODUCTION

     UBS Global Asset Management (US) Inc. and UBS Global Asset Management (Americas) Inc. (collectively, "UBS Global AM")(1) has many important assets. Perhaps the most valuable is its established and unquestioned reputation for integrity. Preserving this integrity demands the continuing alertness of every employee. Each employee must avoid any activity or relationship that may reflect unfavorably on UBS Global AM as a result of a possible conflict of interest, the appearance of such a conflict, the improper use of confidential information or the appearance of any impropriety. Although no written code can take the place of personal integrity, the following, in addition to common sense and sound judgment, should serve as a guide to the minimum standards of proper conduct. This Code of Ethics ("Code") is designed to ensure, among other things, that all employees conduct their personal securities transactions in a manner where clients' interests are placed first and foremost and are consistent with the law. Any conduct that violates this Code is unacceptable and always constitutes an activity beyond the scope of the employee's legitimate employment.

     The Code is designed to detect and prevent conflicts of interests between its employees, officers and directors and its Advisory Clients(2) that may arise due to personal investing activities. UBS Global AM also has established separate procedures designed to detect and prevent insider trading ("Insider Trading Procedures"), which should be read together with this Code.

     Personal investing activities of "Covered Persons" (defined below) can create conflicts of interests that may compromise our fiduciary duty to Advisory Clients. As a result, Covered Persons must avoid any transaction that involves, or even appears to involve, a conflict of interests, diversion of an Advisory Client investment opportunity, or other impropriety with respect to dealing with an Advisory Client or acting on behalf of an Advisory Client.

     As fiduciaries, Covered Persons must at all times comply with the following principles:

          a. CLIENT INTERESTS COME FIRST. Covered Persons must scrupulously avoid serving their own personal interests ahead of the interests of Advisory Clients. If a Covered Person puts his/her own personal interests ahead of an Advisory Client's, or violates the law in any way, he/she will be subject to disciplinary action, even if he/she is in technical compliance with the Code.

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(1)  When used in this Code "UBS Global Asset Management" and "UBS Global AM"
     includes UBS Global Asset Management (US) Inc. and UBS Global Asset Management (Americas) Inc. We refer to these entities collectively as UBS Global AM Advisors.
(2) Advisory Client means any client (including but not limited to mutual funds, closed-end funds and separate accounts) for which UBS Global AM serves as an investment adviser or subadviser, to whom it renders investment advice, or for whom it makes investment decisions.

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          b.      AVOID TAKING ADVANTAGE. Covered Persons may not make personal investment decisions based on their knowledge of Advisory Client holdings or transactions. The most common example of this is "front running," or knowingly engaging in a personal transaction ahead of an Advisory Client with the expectation that the Advisory Client's transaction will cause a favorable move in the market. This prohibition applies whether a Covered Person's transaction is in the same direction as the transaction placed on behalf of an Advisory Client (for example, two purchases) or the opposite direction (a purchase and sale).

     If you are uncertain whether a real or apparent conflict exists in any particular situation, you should consult with the Compliance Department immediately.

     This Code applies to each of the UBS Global AM Advisors and the registered investment companies for which a UBS Global AM Advisor serves as investment manager, investment advisor and/or principal underwriter ("Funds") that are listed on Appendix A (which may be amended from time to time). The Code sets forth detailed policies and procedures that Covered Persons of UBS Global AM Advisors must follow in regard to their personal investing activities. ALL COVERED PERSONS ARE REQUIRED TO COMPLY WITH THE CODE AS A CONDITION OF CONTINUED EMPLOYMENT.

     WHO IS SUBJECT TO THE CODE?

     COVERED PERSONS.  For purposes of this Code, COVERED PERSON is defined as:

       - Each employee, officer and director of a UBS Global AM Advisor, their spouses and members of their immediate families;(3)

       - An employee, officer or director of any UBS AG affiliate who is domiciled on the premises of a UBS Global AM for a period of 30 days or more; and

       - Consultants and other temporary employees hired for a period of 30 days or more whose duties include access to UBS Global AM's technology and systems, AND/OR TRADING INFORMATION IN ANY FORM, unless they obtain a written exemption from the Compliance Department. Consultants and other temporary employees who are employed for less than a 30-day period, but who have access to UBS Global AM's trading information, will be subject to the reporting requirements described in Appendix G.

     INTERESTED DIRECTORS OF A FUND. Directors of any Fund that is an Advisory Client (current Funds are listed on Appendix A) who are not Covered Persons but who are affiliated with another subsidiary of UBS AG ("Interested Directors") are subject to the following sections of the Code:

     Section 5.1  INITIAL HOLDINGS REPORT AND CERTIFICATION

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(3)  Immediate family includes your spouse, children and/or stepchildren and other relatives who live with you if you contribute to their financial support.

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     Section 5.2  QUARTERLY TRANSACTIONS REPORT FOR COVERED PERSONS AND
                  INTERESTED DIRECTORS

     Section 5.4 ANNUAL CERTIFICATION FOR COVERED PERSONS, INTERESTED DIRECTORS AND INDEPENDENT DIRECTORS

     INDEPENDENT DIRECTORS OF A FUND. Directors of a Fund who are not affiliated with a UBS Global AM Advisor and who do not otherwise meet the definition of "interested person" under Section 2(a)(19) of the Investment Company Act(4) ("Independent Directors") are subject only to the following sections of the
Code:

     Section 5.3  QUARTERLY TRANSACTION REPORT FOR INDEPENDENT DIRECTORS

     Section 5.4 ANNUAL CERTIFICATION FOR COVERED PERSONS, INTERESTED DIRECTORS AND INDEPENDENT DIRECTORS

1.   TYPES OF ACCOUNTS

     1.1  COVERED ACCOUNTS

     "COVERED ACCOUNT" includes any securities account (held at a broker-dealer, transfer agent, investment advisory firm, or other financial services firm) in which a Covered Person has a beneficial interest or over which a Covered Person has investment discretion or other control or influence.(5) Restrictions placed on transactions executed within a Covered Account also pertain to investments held outside of an account of which a Covered Person has physical control, such as a stock certificate.(6)

     1.2  JOINT ACCOUNTS

     Covered Persons are prohibited from entering into a joint account with any Advisory Client.

     1.3  INVESTMENT CLUBS

     A Covered Person may participate in an investment club only if he/she obtains the prior written approval of the Compliance Department. Requests for approval must be submitted on the INVESTMENT CLUB PRE-APPROVAL FORM (See Appendix E). Approval will only be granted if the Covered Person can ensure that the investment club will comply with all of the provisions of this Code.

     If the Covered Person can demonstrate that he/she does not participate in investment decision-making, then a waiver of the preclearance requirement may be granted. An exemption

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(4)  This includes, for example, those who are interested persons by reason of having had, at any time since the beginning of the last two completed fiscal years, a material business or professional relationship with any affiliate of UBS AG.
(5) Beneficial interest in an account includes any direct or indirect financial interest in an account.
(6) Covered Accounts also include accounts for which a Covered Person has power of attorney, serves as executor, trustee or custodian, and corporate or investment club accounts.

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from the preclearance requirement WILL NOT be granted if the Covered Person has influence or control over the club's investment decisions or if Covered Persons make up 50% or more of the club's membership.

     The Compliance Department will periodically review investment club trading for abuses and conflicts and reserves the right to cancel approval of participation or to subject all of the club's trades to preclearance and other requirements.(7) Investment club accounts may not be used to undermine these procedures.

2.   ESTABLISHING COVERED ACCOUNTS

     2.1  USE OF AUTHORIZED BROKERS

     GENERALLY, COVERED PERSONS MAY MAINTAIN A COVERED ACCOUNT ONLY WITH AUTHORIZED BROKER-DEALERS. The current list of Authorized Brokers, which is subject to change from time to time, is included in Appendix I. ANY EXCEPTIONS TO THIS RULE MUST BE APPROVED IN WRITING BY THE COMPLIANCE DEPARTMENT (SEE APPENDIX C FOR THE APPROPRIATE FORM). HOWEVER, COVERED PERSONS HIRED ON OR BEFORE DECEMBER 31, 2001 AND WHO MAINTAIN A COVERED ACCOUNT AT AN UNAUTHORIZED BROKER-DEALER THAT WAS OPENED ON OR BEFORE JUNE 30, 2002 MAY CONTINUE TO MAINTAIN THE ACCOUNT WITH THE UNAUTHORIZED BROKER. COVERED PERSONS MUST OBTAIN PRIOR WRITTEN APPROVAL FROM THE COMPLIANCE DEPARTMENT TO OPEN A FUTURES ACCOUNT.

EXCEPTIONS. The following Covered Accounts may be maintained away from an Authorized Broker without obtaining prior approval. Note: Covered Persons are required to report all Covered Accounts pursuant to the Reporting and Certification Requirements of Section 5 below.

     MUTUAL FUND ONLY ACCOUNTS. Any account that permits a Covered Person only to buy and sell shares of open-end mutual funds for which UBS Global AM does not serve as investment adviser or subadviser and cannot be used to trade any other types of investments like stocks or closed-end funds.

     401(k) PLANS. Any account with a 401(k) retirement plan that a Covered Person established with a previous employer, provided that the investments in the plan are limited to pooled investment options (E.G., open-end mutual funds). A 401(k) PLAN ACCOUNT THAT PERMITS YOU TO TRADE INDIVIDUAL SECURITIES OR INVEST IN POOLS CONSISTING OF SECURITIES OF A SINGLE ISSUER MUST BE APPROVED BY THE COMPLIANCE DEPARTMENT. THE UBS SIP PLAN OR ANY SUCCESSOR UBS 401(k) PLAN IS NOT AN EXCEPTED ACCOUNT WITHIN THIS DEFINITION.

     INVESTMENTS IN THE PHYSICAL CONTROL OF A COVERED PERSON. Covered Persons may maintain physical possession of an investment (for example, a stock certificate).

     YOU MUST OBTAIN APPROVAL TO MAINTAIN THE FOLLOWING COVERED ACCOUNTS:

     INVESTMENTS DIRECTLY WITH ISSUERS (OR THEIR TRANSFER AGENTS). Covered Persons may participate in direct investment plans that allow the purchase of an issuer's securities without the intermediation of a broker-dealer provided that timing of such purchases is determined by the

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(7)  Transactions effected through an investment club are subject to the reporting requirements outlined in Section 5.

                                        4
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plan (E.G., dividend reinvestment plans ("DRIPS")). Such investments must be approved prior to the initial purchase of the issuer's securities. ONCE APPROVED, YOU ARE NOT REQUIRED TO PRECLEAR PURCHASES OR SALES OF SHARES IN THE PLAN, ALTHOUGH TRANSACTIONS AND HOLDINGS MUST BE REPORTED. HOWEVER, IF YOU WITHDRAW THE SECURITIES AND HOLD A CERTIFICATE OR TRANSFER THEM TO A BROKERAGE ACCOUNT, SUBSEQUENT SALES ARE SUBJECT TO PRECLEARANCE AS WELL AS THE 30-DAY HOLDING PERIOD.

     2.2  DISCRETIONARY ACCOUNTS.

     Covered Persons must obtain Compliance Department approval in order to open discretionary securities accounts. A discretionary account is one where all investment decisions are made by a third-party who is unrelated to the Covered Person or is not otherwise a Covered Person ("Discretionary Account"). Although Discretionary Accounts are exempt from the provisions of Section 4 (Trading Restrictions) of this Code, they are still Covered Accounts and must comply with all other provisions of this Code, including this Section and Section 5 (Reporting and Certification Requirements). In order to obtain necessary approval to open a Discretionary Account, Covered Persons must provide the following to the Compliance Department:

       - A copy of the signed Investment Advisory Agreement and/or any other relevant documents creating the Account that demonstrate that the fiduciary has full investment discretion; and

       - A signed attestation (See Appendix F) that, if the Covered Person discusses any specific strategies, industries or securities with the independent fiduciary, the Covered Person will pre-clear any related trades that result from the discussion. (Note that if no such discussions take place in advance of transactions, preclearance is not required).

     The Compliance Department will review Discretionary Account trading for abuses and conflicts and reserves the right to cancel approval of a Discretionary Account and to subject all of the account's trades to preclearance and other requirements of this Code. Discretionary Accounts may not be used to undermine these procedures.

3.   REPORTING

     Covered Persons are responsible for notifying the Compliance Department AT THE TIME any Covered Account is opened and immediately upon making or being notified of a change in ownership or account number. The notification should be submitted in writing to the Compliance Department and include the broker name, name of the account, the date the account was opened, account number (if new account) or, if the account number changed, the old number and the new number and the effective date of the change.

4.   COPYING THE COMPLIANCE DEPARTMENT ON STATEMENTS AND CONFIRMS

     The Compliance Department receives automatic feeds of trade confirmations and account statements from Authorized Brokers. However, for accounts maintained away from Authorized Brokers, Covered Persons must arrange for the Compliance Department to receive directly from

                                        5
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the executing broker-dealer, bank, or other third-party institution duplicate copies of trade confirmations for each transaction and periodic account statements for each Covered Account.

     COVERED PERSONS ARE NOT REQUIRED TO PROVIDE DUPLICATE CONFIRMS AND STATEMENTS FOR MUTUAL FUND ONLY ACCOUNTS.

     IF YOU CANNOT ARRANGE FOR DUPLICATE CONFIRMATIONS OR STATEMENTS. You may wish to engage in a transaction for which no confirmation can be delivered to the Compliance Department (E.G., a transaction in a privately placed security or a transaction in individual stocks held in a 401(k) plan). These types of transactions require the prior written approval of the Compliance Department and will involve additional reporting requirements.

5.   TRADING RESTRICTIONS

     SECURITY means any interest or instrument commonly known as a security, whether in the nature of debt or equity, including any option, futures contract, shares of registered open-end investment companies (mutual funds) advised or subadvised by UBS Global AM, warrant, note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or any participation in or right to subscribe to or purchase any such interest or instrument. For purposes of these trading restrictions and the reporting requirements described in Section 5, the term security does not include U.S. government bonds, bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments (including repurchase agreements), or shares of registered open-end investment companies (mutual funds) for which UBS Global AM does not serve as investment adviser or subadviser. (See Appendix (A) for a list of funds advised or subadvised by UBS Global AM).

     5.1  PRECLEARANCE REQUIREMENTS

     Covered Persons must obtain prior written approval before purchasing, selling or transferring any security, or exercising any option (except as noted below).

     THE PROCESS.  The preclearance process involves three steps:

     COMPLETE THE FORM. Covered Persons must complete a Trade Request Form (See Appendix B) and submit it to the Compliance Department BEFORE making a purchase, sale or transfer of a security, or exercising an option.

     WAIT FOR APPROVAL. The Compliance Department will review the form and, as soon as practicable, determine whether to authorize the transaction.

     EXECUTE BEFORE THE APPROVAL EXPIRES. A preclearance approval for a transaction is only effective on the day you receive approval (regardless of time).

     If your trade is not fully executed by the end of the day, you must obtain a new preclearance approval before your order (or the unfilled portion of your order) can be executed. Accordingly, limit orders and "good 'til cancelled" instructions must be withdrawn by the end of the day, unless a new approval is obtained.

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     EXCEPTIONS Covered Persons do NOT need to preclear the following types of transactions. Please see the "Transaction Requirement Matrix" in Appendix H for a summary of the preclearance requirements.

     OPEN-END INVESTMENT COMPANY SHARES (MUTUAL FUNDS), INCLUDING FUNDS OFFERED WITHIN A 529 COLLEGE SAVINGS PLAN. Purchases and sales of mutual funds do not require preclearance and are not subject to the reporting requirements of
Section 5 However, certain holding period requirements apply to open-end registered investment companies advised or subadvised by UBS Global AM (see
Section 4.3 herein).

     UNIT INVESTMENT TRUSTS (UITS). Purchases and sales of unit investment trusts do not require preclearance.

     EXCHANGE TRADED FUNDS (ETFS). Purchases and sales of Exchange Traded Funds that are based on a broad-based securities index do not require preclearance. Transactions in all other ETFs, including industry or sector-based funds, must be precleared.

     CERTAIN CORPORATE ACTIONS. Acquisitions of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities do not require preclearance.

     RIGHTS. Acquisition of securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent the rights were acquired through the rights offering and not through the secondary market.

     UBS SAVINGS AND INVESTMENT PLAN AND THIRD PARTY 401(k) PLANS. Any transaction in these plans is generally exempt from the preclearance requirements, unless the plan permits a Covered Person to trade individual securities (E.G., shares of stock), in which case such transactions are subject to preclearance.

     UBS AG SECURITIES. Transactions by Covered Persons in UBS securities(8) generally are exempt from the preclearance requirements. Covered Persons who are deemed company insiders are not eligible for this exception and must preclear all purchases and sales of UBS securities. In addition, any Covered Person who possesses material non-public information regarding UBS AG is prohibited from engaging in transactions in UBS securities.

     FUTURES AND OPTIONS ON CURRENCIES AND BROAD BASED INDICES. A Covered Person is not required to preclear futures and options on currencies or on a broad-based securities index.(9)

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(8)  Note that Independent Directors of a mutual fund managed or advised by a
     UBS Global AM Advisor are prohibited from purchasing or otherwise acquiring or holding any security issued by UBS.
(9) The term "Broad-based Securities Index" is not easily defined. Generally, a Broad-based Securities Index covers a wide range of companies and industries. Only futures and options on a Broad-based Securities Index are exempt from the preclearance requirement. The Compliance Department will maintain a list of approved Broad-based Securities Indices and, if you are unsure as to whether a particular index qualifies under the Code, you should consult the Compliance Department.

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     TRANSACTIONS IN DISCRETIONARY ACCOUNTS. Except under certain circumstances, a Covered Person is not required to preclear transactions in a Discretionary Account.

     NOTE: All transactions, including those exempt from the preclearance requirement (other than mutual funds), are subject to the reporting requirements (See Section 5).

     5.2  FREQUENCY

     In order to ensure that Covered Persons are not distracted from servicing Advisory Clients, Covered Persons should not engage in more than 20 transactions per month. (NOTE: This includes De Minimis Transactions but does not include repetitive transactions such as rolling futures contracts.)

     5.3  HOLDING PERIOD

     If a Covered Person is required to preclear a transaction in a security, he/she also must hold the security for 30 days.

     As a result, Covered Persons may not:

       - buy a security or Related Investment within 30 days after selling that security or Related Investment; or

       - sell a security or Related Investment within 30 days after purchasing that security or Related Investment.

     RELATED INVESTMENTS are investments whose value is based on or derived from the value of another security, including convertible securities and derivative securities such as options, futures and warrants.

     EXCEPTIONS.

          a. UITs and ETFs, although not subject to preclearance, must be held for at least 30 days.

          b. Shares of registered open-end investment companies advised or sub-advised by UBS Global AM must be held for a least 30 days.

          c. If a security has experienced a loss equal to at least 10% of the purchase price, the Covered Person may sell the security in less than 30 days, with prior approval from the Compliance Department.

          d. If you receive restricted stock as part of your compensation, you are not required to hold it for 30 days after it vests.

     5.4  LOCKOUT PERIOD

     Covered Persons are prohibited from knowingly buying, selling or transferring any security within five calendar days BEFORE OR AFTER that same security, or an Related Investment, is

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purchased or sold on behalf of an Advisory Client. PERSONAL TRADES IN SECURITIES
THAT ARE EFFECTED IN CLOSE PROXIMITY TO THE ADDITION OR DELETION OF SUCH
SECURITY TO OR FROM A MODEL WILL BE CLOSELY SCRUTINIZED.

     EXCEPTIONS:

          (i) DE MINIMIS EXEMPTION. Transactions in equity securities issued by a company with a market capitalization of $3 billion or greater and where the total number of shares purchased or sold by a Covered Person is 1000 or less are exempt from the lockout period requirement. In the case of permitted options or futures on equity securities issued by such a company, the order must be for 10 or fewer contracts.

          NOTE: Covered Persons are still required to follow the preclearance procedures. Transactions executed under the De Minimis Exemption for a specific security are limited to a cumulative maximum of 1000 shares over a 30-day period. The De Minimis Exemption cannot be used as a means to violate the spirit of the Code, and the Compliance Department may revoke a Covered Person's right to use the Exemption if it determines a pattern of abuse.

          (ii) INVESTMENT PERSONNEL.(10) The De Minimis Exemption does not apply to Investment Personnel who trade a security on the same day as an Advisory Client served by that Group but may be used at all other times.

          (iii) BROAD-BASED SECURITIES INDICES. A Covered Person's knowledge that a security will be purchased or sold by an account managed with a quantitative model that tracks the performance of a Broad-Based Securities Index, such as the S&P 500 or the Russell 1000, does NOT trigger the lockout period. Futures and options transactions on Broad-based Securities Indices or currencies also are exempt from the lockout period.

     NOTE: The De Minimis Exemption does NOT apply to purchases and sales of limited partnership interests or other privately placed securities.

     5.5  PROHIBITED TRANSACTIONS

     UBS Global AM views the following transactions as especially likely to create conflicts with Advisory Client interests. Covered Persons are therefore prohibited from engaging in the following transactions:

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(10) "Investment Personnel" include Covered Persons who are portfolio managers, research analysts, traders and any other person who, in connection with his or her regular functions or duties, makes or participates in making recommendations to clients regarding the purchase or sale of securities or has functions or duties relating to the making of recommendations regarding purchases and/or sales.

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          a.      NAKED SHORT SALES. Covered Persons are prohibited from
                  entering into a net short position with respect to any security that is held by an Advisory Client.

          b. FUTURES. Purchase or sale of futures that are not traded on an exchange, as well as options on any type of futures (exchange-traded or not) are prohibited. This prohibition does not apply to currency forwards (futures or otherwise).

     5.6  INITIAL PUBLIC OFFERINGS

     Covered Persons are prohibited from acquiring securities in an initial public offering (other than a new offering of a registered open-end investment company).

     In the event that a Covered Person holds securities in a company that has announced that it will engage in an IPO, he or she must immediately notify the Compliance Department.

     5.7  INVESTMENT IN PARTNERSHIPS AND OTHER PRIVATE PLACEMENTS

     Covered Persons are permitted to acquire interests in general partnerships and limited partnerships, and to purchase privately placed securities, provided they obtain prior approval from the Compliance Department. Once approved, additional capital investments (other than capital calls related to the initial approved investment) require a new approval. Covered Persons requesting permission must complete the PRIVATE PLACEMENT REQUEST FORM (SEE APPENDIX D).

     5.8  OPTIONS

          a.      CALL OPTIONS

     A Covered Person may purchase a call option on an individual security or ETF only if the call option has a period to expiration of at least 30 days from the date of purchase and the Covered Person either (1) holds the option for at least 30 days prior to sale or (2) holds the option AND, if exercised, the underlying security, for a total period of 30 days. (Similarly, if you choose to exercise the option, you may count the period during which you held the call option toward the 30-day holding period for the underlying security or ETF.)

     A Covered Person may sell ("write") a call option on an individual security or ETF ONLY if he/she has held the underlying security (in the corresponding quantity) for at least 30 days (Covered Call).

          b.      PUT OPTIONS

     A Covered Person may purchase a put option on an individual security or ETF only if the put option has a period to expiration of at least 30 days from the date of purchase and the Covered Person holds the put option for at least 30 days. If a Covered Person purchases a put on a security he/she already owns (Put Hedge), he/she may include the time he/she held the underlying security towards the 30-day holding period for the put.

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     A Covered Person may NOT sell ("write") a put on an individual security or
ETF.

          c.      OPTIONS ON BROAD-BASED INDICES

     Covered Persons may purchase or sell an option on a Broad-based Securities Index ("Index Option") only if the option has a period to expiration of at least 30 days from the date of purchase or sale. A Covered Person may buy or sell an Index Option with a period to expiration of less than 30 days from the date of purchase or sale to close out an open position only if he/she has held the position being closed out for at least 30 days or another exception under
Section 4.3 (Holding Period) applies.

     NOTE: COVERED PERSONS MUST OBTAIN PRECLEARANCE APPROVAL TO EXERCISE AN OPTION ON AN INDIVIDUAL SECURITY OR ETF AS WELL AS TO PURCHASE OR SELL SUCH AN OPTION.

     5.9  FUTURES

     A Covered Person may purchase and sell exchange-traded futures and currency forwards.

     Purchases and sales of futures contracts on an individual security are subject to the lockout period (See Section 4.4 above). Purchases and sales of all futures contracts are subject to the holding period requirement (See Section
4.3 above).

     NOTE: Covered Persons must obtain preclearance approval to purchase or sell futures contracts on an individual security.

6.   REPORTING AND CERTIFICATION REQUIREMENTS

     6.1  INITIAL HOLDINGS REPORT AND CERTIFICATION

     Within 10 days after a Covered Person commences employment, he/she must certify that he/she has read and understands the Code, that he/she will comply with its requirements, and that he/she has disclosed or reported all personal investments and accounts required to be disclosed or reported. INTERESTED DIRECTORS OTHER THAN COVERED PERSONS ARE ALSO REQUIRED TO MAKE THIS REPORT WITHIN 10 DAYS OF BECOMING AN INTERESTED DIRECTOR OF A FUND.

EXCEPTIONS:  Covered Persons are NOT required to report holdings in:

-    U.S. Registered Open-End Mutual Funds      -    U.S. Government Securities(11)
     that are not advised or sub-advised by
     UBS Global AM (see Appendix A for a
     list of funds advised or subadvised by
     UBS Global AM).

-    Money Market Instruments(12)               -    Accounts over which a Covered Person
                                                     has no direct or indirect influence or
                                                     control

----------
(11) Covered Persons are required to report transactions in Fannie Maes and Freddie Macs.

     However, Covered Persons are required to include in initial and annual holdings reports the name of any broker-dealer or bank with which the Covered Person has an account in which ANY securities are held for his/her direct or indirect benefit.

     6.2 QUARTERLY TRANSACTIONS REPORT FOR COVERED PERSONS AND INTERESTED DIRECTORS

     Within 10 days of the end of each calendar quarter, Covered Persons must file a report of all securities and U.S.-registered open-end mutual fund transactions for which UBS Global AM serves as adviser or subadviser on a Quarterly Transactions Report unless a duplicate confirmation or similar document was sent to the Compliance Department contemporaneously with the transaction. In addition, Covered Persons are required to report any account opened during the quarter in which securities were held during the quarter (this includes accounts that hold those securities described above in Section 5.1).

     6.3  QUARTERLY TRANSACTIONS REPORT FOR INDEPENDENT DIRECTORS

     Directors of the Funds who are not affiliated with a UBS Global AM Advisor ("Independent Directors") must file a Quarterly Transactions Report with the Compliance Department only if the Independent Director knew, or in the ordinary course of fulfilling his/her official duties as a director of a Fund should have known, that during the 15 days immediately preceding or following the date of a securities transaction in the Independent Director's Covered Accounts that:

       -  the security was purchased or sold by a Fund; or

       -  a purchase or sale of the security was considered for a Fund.

Independent Directors must file these reports within TEN DAYS of the end of the calendar quarter in which the trade occurred.

     6.4 ANNUAL CERTIFICATION FOR COVERED PERSONS, INTERESTED DIRECTORS AND INDEPENDENT DIRECTORS

     Annually, Covered Persons, Interested Directors and Independent Directors must certify that they have read and understand the Code, that they have complied with its requirements during the preceding year, and that they have disclosed or reported all personal transactions/holdings required to be disclosed or reported.

7.   ADMINISTRATION AND ENFORCEMENT

     7.1  REVIEW OF PERSONAL TRADING INFORMATION

     All information regarding a Covered Person's personal investment transactions, including the reports required by Section 5, will be reviewed by the Compliance Department.

----------
(12) Money Market Instruments include bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements.

All such information may also be available for inspection by the Boards of Directors of the Funds, the Chief Executive Officer and Legal Counsel of UBS Global AM, any party to which any investigation is referred by any of the foregoing, a Covered Person's supervisor (where necessary), the Securities and Exchange Commission, any self-regulatory organization of which UBS Global AM is a member, and any state securities commission.

     7.2  ANNUAL REPORTS TO MUTUAL FUND BOARDS OF DIRECTORS AND UBS GLOBAL AM
          CEOS

     The Compliance Department will review the Code at least annually in light of legal and business developments and experience in implementing the Code. The Compliance Department will prepare an annual report to the Boards of Directors of the Funds and the CEO of UBS Global AM that:

     - describes issues that arose during the previous year under the Code, including, but not limited to, information about material Code violations and sanctions imposed in response to those material violations;

     - recommends changes in existing restrictions or procedures based on the experience implementing the Code, evolving industry practices, or developments in applicable laws or regulations; and

     - certifies to the Boards that procedures have been adopted that are designed to prevent Access Persons(13) from violating the Code.

     7.3  SANCTIONS AND REMEDIES

     If the Compliance Department determines that a Covered Person or Fund Director has violated the Code, it may, in consultation with senior management, impose sanctions and take other actions deemed appropriate, including issuing a letter of education, suspending or limiting personal trading activities, imposing a fine, suspending or terminating employment, and/or informing regulators if the situation warrants.

     As part of any sanction, the Compliance Department may require the violator to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade. Senior management will determine the appropriate disposition of any money forfeited pursuant to this section.

----------
(13) "Access Person" is generally defined under Rule 17j-1 under the Investment Company Act to include any director or officer of a fund or its investment adviser, and any employee of a fund's investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio securities or who has access to information regarding a fund's future purchases or sales of portfolio securities.

                               RESPONSIBLE PARTIES

     The following parties will be responsible for overseeing the implementation and enforcement of this policy:

       - THE ADMINISTRATOR OF THE CODE OF ETHICS IS RESPONSIBLE FOR OPERATING THE CODE

       - THE CHIEF COMPLIANCE OFFICER AND HIS/HER DESIGNEES ARE RESPONSIBLE FOR TESTING AND MONITORING

                                  DOCUMENTATION

     Monitoring and testing of this policy will be documented in the following ways:

       - ANNUAL CERTIFICATION BY EMPLOYEES CERTIFYING THAT THEY HAVE RECEIVED AND REVIEWED THIS POLICY

       - ANNUAL REPORT OF THE CHIEF COMPLIANCE OFFICER REGARDING THE EFFECTIVENESS OF THIS POLICY

       - SPOT CHECKING OF INITIAL HOLDING REPORTS AND STATEMENTS RECEIVED FROM BROKER-DEALERS FOR VIOLATIONS OF THIS POLICY.

                                COMPLIANCE DATES

     The following compliance dates should be added to the Compliance Calendar:

       - ANNUAL CERTIFICATION BY EMPLOYEES CERTIFYING THAT THEY HAVE RECEIVED AND REVIEWED THIS POLICY

       - QUARTERLY TRANSACTIONS REPORTS FOR COVERED PERSONS AND INTERESTED DIRECTORS

                                 OTHER POLICIES

     Other policies that this policy may affect include:

       -  INSIDER TRADING POLICY

       -  EMPLOYEES SERVING ON THE BOARD OF DIRECTORS POLICY

       -  EMPLOYEES SERVING ON THE CREDITORS COMMITTEE POLICY

       -  GIFTS, GRATUITIES AND ENTERTAINMENT POLICY

       -  POLITICAL CONTRIBUTIONS POLICY

     Other policies that may affect this policy include:

      -   INSIDER TRADING POLICY

      -   EMPLOYEES SERVING ON THE BOARD OF DIRECTORS POLICY

      -   EMPLOYEES SERVING ON THE CREDITORS COMMITTEE POLICY

      -   GIFTS, GRATUITIES AND ENTERTAINMENT POLICY

      -   POLITICAL CONTRIBUTIONS POLICY

                                   DISCLOSURES

     The following disclosures are aligned with this policy:

       -  FORM ADV

       -  REQUESTS FOR PROPOSALS

     The following procedures have been adopted by the investment companies advised by UBS Global AM pursuant to Rule 17j-1 under the Investment Company Act

                                                                      APPENDIX A

                                  LIST OF FUNDS

     The names listed in italics are the Trust names and the indented names are the fund names within each Trust.

UBS INDEX TRUST
     UBS S&P 500 Index Fund

UBS INVESTMENT TRUST
     UBS Tactical Allocation Fund

UBS SERIES TRUST
     Tactical Allocation Portfolio

THE UBS FUNDS
     UBS Emerging Markets Debt Fund
     UBS Emerging Markets Equity Fund
     UBS Global AM Allocation Fund
     UBS Global AM Bond Fund
     UBS Global AM Equity Fund
     UBS High Yield Fund
     UBS International Equity Fund
     UBS Real Estate Equity Fund
     UBS U.S. Allocation Fund
     UBS U.S. Bond Fund
     UBS U.S. Large Cap Equity Fund
     UBS U.S. Large Cap Growth Fund
     UBS U.S. Large Cap Value Equity Fund
     UBS U.S. Small Cap Equity Fund
     UBS U.S. Small Cap Growth Fund

UBS RELATIONSHIP FUNDS
     UBS Corporate Bond Relationship Fund
     UBS Defensive High Yield Relationship Fund
     UBS Emerging Markets Debt Relationship Fund
     UBS Emerging Markets Equity Relationship Fund
     UBS Enhanced Yield Relationship Fund
     UBS Global AM Aggregate Bond Relationship Fund
     UBS Global AM Securities Relationship Fund
     UBS High Yield Relationship Fund
     UBS International Equity Relationship Fund
     UBS Opportunistic Emerging Markets Debt Relationship Fund
     UBS Opportunistic High Yield Relationship Fund
     UBS Short Duration Relationship Fund
     UBS Short-Term Relationship Fund
     UBS U.S. Bond Relationship Fund
     UBS U.S. Cash Management Prime Relationship Fund

     UBS U.S. Core Plus Relationship Fund
     UBS U.S. Equity Relationship Fund
     UBS U.S. Intermediate Cap Relationship Fund
     UBS U.S. Large Cap Equity Relationship Fund
     UBS U.S. Securitized Mortgage Relationship Fund
     UBS U.S. Small Cap Equity Relationship Fund
     UBS U.S. Treasury Inflation Protected Securities Relationship Fund UBS U.S. Value Equity Relationship Fund

UBS PACE SELECT ADVISORS TRUST
     UBS PACE Global Fixed Income Investments
     UBS PACE Government Securities Fixed Income Investments
     UBS PACE Intermediate Fixed Income Investments
     UBS PACE International Emerging Markets Equity Investments
     UBS PACE International Equity Investments
     UBS PACE Large Co Growth Equity Investments
     UBS PACE Large Co Value Equity Investments
     UBS PACE Municipal Fixed Income Investments
     UBS PACE Small/Medium Co Growth Equity Investments
     UBS PACE Small/Medium Co Value Equity Investments
     UBS PACE Strategic Fixed Income Investments

CLOSED-END FUNDS
     Fort Dearborn Income Securities, Inc. (FTD)
     Global High Income Dollar Fund Inc. (GHI)
     Insured Municipal Income Fund Inc. (PIF)
     Investment Grade Municipal Income Fund Inc.(PPM)
     Managed High Yield Plus Fund Inc. (HYF)
     Strategic Global Income Fund, Inc. (SGL)
     EXCHANGE TRADED FUNDS (ETF's)

FRESCO INDEX SHARES FUNDS
     Fresco Dow Jones STOXX 50 Fund
     Fresco Dow Jones EURO STOXX 50 Fund

FUNDS SUBADVISED BY UBS GLOBAL ASSET MANAGEMENT
     Allmerica Core Equity Fund - Large Value
     AXP Partners Small Cap Growth Fund
     BB&T International Equity Fund
     Enterprise Growth & Income Portfolio (Enterprise Accumulation Trust) Enterprise Growth and Income Fund (Enterprise Group of Funds) Enterprise Strategic Allocation Fund (Enterprise Group of Funds) Guardian UBS Large Cap Value Fund
     Guardian UBS Small Cap Value Fund
     Guardian UBS VC Large Cap Value Fund
     Guardian UBS VC Small Cap Value Fund

     ING UBS Tactical Asset Allocation Portfolio
     ING UBS U.S. Balanced Portfolio
     JPMorgan Multi-Manager Small Cap Growth Fund
     Lincoln Variable Insurance Products Trust - Global Asset Allocation Fund Manulife Global Allocation Trust
     MTB (formerly Vision) International Equity Fund
     Ohio National Small Cap Growth
     Principal Partners Small Cap Growth Fund II
     Principal Small Cap Growth Fund, Inc.
     Principal Variable Contracts Fund, Inc.
     Saratoga Health & Biotechnology Portfolio

                                                                      APPENDIX B

                           UBS GLOBAL ASSET MANAGEMENT
                               TRADE REQUEST FORM

             (PLEASE COMPLETE A TRADE REQUEST FOR EACH TRANSACTION)

I hereby request permission to / / BUY / / SELL / / TRANSFER (CHECK ONE) the specified security in the company indicated below for my own account or other account in which I have a beneficial interest (direct or indirect) or legal title:

Account Number:_________________________      Broker:_________________________

Name of Security:_______________________      Ticker Symbol:__________________

Number of shares, units or contracts or face amount of bonds:______________

I have read the current Code of Ethics and believe that the above transaction complies with its requirements.

To the best of my knowledge,

          (i) no Advisory Client has purchased or sold the security listed above during the last five days;

          (ii) the security indicated above is not currently being considered for purchase or sale by any Advisory Client; and

          (iii) the requested transaction will not result in a misuse of inside information or in any conflict of interest or impropriety with regard to any Advisory Client.

Additionally: (Please check any or all that apply)

     This investment is being purchased or sold in a private placement (if so, please complete the "Private Placement Request Form").

     The proposed purchase of the above listed security, together with my current holdings, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company. If this item is checked, state the beneficial interest you will have in the company's voting securities after the purchase. ___________

I SHALL DIRECT MY BROKER TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE TRANSACTION.

          PERMISSION IS EFFECTIVE ONLY ON THE DAY YOU RECEIVE APPROVAL.

------------------------------  ----------------------  ------------------------
      EMPLOYEE SIGNATURE              PRINT NAME              DATE SUBMITTED


COMPLIANCE ONLY

Reviewed by:                                         APPROVED      DENIED
            ------------------------------------

Date:
     -----------------------

                                                                      APPENDIX C

DATE:

TO:       Compliance Department

FROM:

SUBJECT:  OUTSIDE ACCOUNT REQUEST FORM

A Covered Person requesting an exception to maintain or establish an outside account must complete and submit this memorandum to the Compliance Department. Once reviewed by Compliance, the Covered Person will be notified of the terms (if any) of the approval or denial. PLEASE BE SURE TO ATTACH ANY REQUIRED DOCUMENTATION PRIOR TO SUBMITTING THIS FORM TO THE COMPLIANCE DEPARTMENT.

NOTE: Except for the limited exceptions noted in the UBS Global Asset Management Code of Ethics, all Covered Accounts must be maintained at an Authorized Broker(1). A Covered Account is defined as: any account in which a Covered Person has a beneficial interest, and any account in which a Covered Person has the power, directly or indirectly, to make investment decisions and/or where the Covered Person acts as custodian, trustee, executor or a similar capacity.

1.   Name of Firm(s):___________________________________________________________

2.   Title(2) of Account(s):____________________________________________________

3.   Type of Account(s):________________________________________________________

4.   Account Number(s)(3)_______________________________________________________

5. Exceptions may only be granted in limited circumstances. Please check those that apply:

/ /  A Covered Person is employed by another NYSE/NASD/NFA member firm.

/ / A previously acquired investment involves a unique securities product or service that cannot be held in an account with an Authorized Broker.

/ / The funds are placed directly with an independent investment advisory firm under an arrangement whereby the Covered Person is completely REMOVED from the investment decision-making process. (Please attach a copy of the investment management agreement and other documentation granting discretionary authority)

/ /  Other (please explain):

----------
(1) See Appendix I in the Code of Ethics for the current list of Authorized Brokers.
(2)  Name as it appears on the account.
(3) If this request is to maintain an existing account(s), please list the account number(s). If this request is to establish new account(s) for which you do not have the account number(s), please write "New Account."

6.   A copy of the account(s) statement(s) is attached to this memo.

     / / YES / / NO / / ACCOUNT NOT OPEN YET (If the account exists but no statement is attached, please attach additional documentation that explains why)

Any other pertinent information that would be helpful in determining whether the request to maintain or establish an outside account should be approved:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                  EMPLOYEE                                 COMPLIANCE
Name:                                      Name:
     ------------------------------------       --------------------------------
                (PLEASE PRINT)                           (PLEASE PRINT)


Dept.                              Signature
     ---------------------------            ------------------------------------

Signature:                                             Date
          ---------------------------------------------    ---------------------

                                                                      APPENDIX D

                UBS GLOBAL ASSET MANAGEMENT COMPLIANCE DEPARTMENT

                         51 WEST 52nd STREET, 14TH FLOOR

                             NEW YORK, NY 10019-6114

                              (FAX #: 212 882-5472)

TO:  Compliance Department

FROM:

DATE:

RE:  PRIVATE PLACEMENT REQUEST FORM

     As provided in section 4.7 of the UBS Global Asset Management Code of Ethics, if a Covered Person wants to participate in a private placement or a limited partnership, he/she must complete this form and obtain the required approvals prior to investing. A COVERED PERSON MAY NOT PARTICIPATE IN ANY PARTNERSHIP OR PRIVATE PLACEMENT UNTIL HE/SHE RECEIVES WRITTEN PERMISSION FROM THE COMPLIANCE DEPARTMENT. ORAL DISCUSSIONS DO NOT CONSTITUTE APPROVAL UNDER ANY CIRCUMSTANCES.

INVESTMENT INFORMATION:

1.  Name of proposed investment:_________________  Date of investment:__________

2.  Nature of investment:_______________________________________________________

3.  Amount to be invested:_____________ # of shares:__________ % ownership: ____

4.  Describe terms of investment:

Equity or debt? _____________ Open-ended or specific maturity date? ____________

Further investment contemplated? ________________  Amount? _____________________

5. Was this investment offered to you due to your affiliation with UBS Global AM? ___________________

6. Do you have a position as officer of the company or other duties in connection with the investment? ____________________________________________

    Do you give investment advice to the company or any affiliate of the company? If so, please describe:
    ____________________________________________________________________________

8.  Are you informed or consulted about investments made by the company?

Describe: ______________________________________________________________________

How frequently will you receive statements/communications regarding the investment?

________________________________________________________________________________

Is the company privately/publicly held? ________________________________________

If privately held, are you aware of any plan to bring the company public?

________________________________________________________________________________

Have you informed the company that you are a "restricted person" in the event of an IPO of securities? ________________________

Describe any connection(s) between the investment and UBS Global AM:

________________________________________________________________________________

________________________________________________________________________________

14. To your knowledge, are there any UBS Global AM clients for whom this is an appropriate investment? ____________________________________________________

15. Describe any client connections to this investment: ________________________

    Are you aware of any conflict between your duties at UBS Global AM and this investment?

    ____________________________________________________________________________

Please attach any relevant reports/statements you can provide which describe this investment.

To the best of my knowledge, the information provided above is accurate. I will notify the Compliance Department immediately of any material changes to the information provided above.

Employee Name:
              ------------------------------------------------------------------

Signature:
          ----------------------------------------------------------------------

Date:
     ---------------------------------------

COMPLIANCE DEPARTMENT APPROVAL:

Based upon the Covered Person's responses on this Private Placement Request Form and any other information noted below* or attached hereto, the Compliance Department hereby APPROVES the Covered Person's request to participate because the investment appears to present no conflict of interest with his/her duties to UBS Global AM Advisory Clients.

Based upon the Covered Person's responses on this Private Placement Request Form and any other information noted below* or attached hereto, the Compliance Department hereby DISAPPROVES the Covered Person's request to purchase the private placement.

*PLEASE PROVIDE ANY ADDITIONAL RELEVANT INFORMATION WITH RESPECT TO YOUR APPROVAL OF THE REQUEST TO PURCHASE THIS PRIVATE PLACEMENT:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                              Compliance Department

                              Name:
                                   ---------------------------------------------
                                                   (Please Print)

                              Signature:
                                        ----------------------------------------

                              Date:
                                   ---------------------------------------------

                                                                      APPENDIX E

                           UBS GLOBAL ASSET MANAGEMENT

                        INVESTMENT CLUB PRE-APPROVAL FORM

DATE:____________________

Personal Information:

Name:___________________________________________________________________________
                                    (please print)


Department:_____________________________________________________________________


Title:__________________________________________________________________________


Investment Club Information:
(Please complete a separate form for each club)

Name of Investment Club:________________________________________________________

Are you an officer of the club? If so, please state your position.

________________________________________________________________________________

Are you on an investment decision-making committee or are you involved in making security/investment transaction recommendations for the club independent of a committee? Please explain.

________________________________________________________________________________

________________________________________________________________________________

Certification:

I understand that my activities with regard to the above investment club must comply with UBS Global Asset Management's Insider Trading Policies and the Code of Ethics. I will direct the investment club to send duplicate statements to the Legal and Compliance Department.

                                                                      APPENDIX F

BRINSON ADVISORS

MEMORANDUM

Date:

To:   Employee

cc:   XXXXX

From: Compliance Department

Re:   Employee Discretionary Account Attestation

This memo outlines the agreed process for advisory accounts with ______________________. _______________________ has discretion over the investment management of your account(s) with them and has supplied a written summary of the current investment policy.

If you discuss specific strategies, industries or securities with them, you agree to pre-clear any related trades that result from your discussion. As long as no discussions are held between you and _______________________relating to specific investments in your account(s) in advance of a transaction, you will not be required to pre-clear your trades. You will, however, continue to be required to submit duplicate confirms and Quarterly Transactions Reports.

In addition, if the nature of your account(s) changes from discretionary to some other type, you will immediately advise the Compliance Department.

Please acknowledge this understanding by signing the bottom of this memo.

Compliance

UBS Global AM Employee's Acknowledgment

Agreed:                                                         Date:
       ---------------------------------------------------------     -----------
Independent Investment Advisor's Acknowledgement

Agreed:                                                         Date:
       ---------------------------------------------------------     -----------

Signature:                                                      Date:
          ------------------------------------------------------     -----------

                                                                      APPENDIX G

                           POLICIES AND PROCEDURES FOR

                       CONSULTANTS AND TEMPORARY EMPLOYEES

Consultants and temporary employees who are employed for LESS THAN 30 DAYS, but who have access to UBS Global AM's trading information are subject to the following sections of the Code:

        Conflicts of Interest

               Regardless of the period of employment, Consultants and temporary employees are subject to the same fiduciary standards as all other Covered Persons. Consequently, they must ensure that they do not put their interests ahead of Advisory Clients' and avoid making personal decisions based on any knowledge/information they acquire as a result of their employment with UBS Global AM. For further information, please refer to the Introduction to this Code of Ethics and/or contact the Compliance Department.

SECTION 3.2 Report Covered Accounts to Compliance Consultants and temporary employees are required to disclose the name, account number, and firm at which he/she maintains a brokerage account at the time he/she is hired.

SECTION 3.3 Copy the Compliance Department on Trade Confirmations Consultants and temporary employees are only required to provide duplicate trade confirmations for each transaction executed during the period of employment.

SECTION 4 Trading Restrictions Consultants and temporary employees are required to preclear all trades and all transactions are subject to the holding periods, lockout period requirements and other restrictions outlined in this section.

SECTION 5 Reporting and Certification Requirements Consultants and temporary employees who wish to trade options are required to submit a list of all personal investments holdings (Initial Holdings Report) at the time they are hired.

                                                                      APPENDIX H

TRANSACTION REQUIREMENT MATRIX

The following chart contains many of the common investment instruments, though it is not all inclusive. Please refer to the Code of Ethics for additional information.

                                                 PRECLEARANCE      REPORTING
TRANSACTION                                      REQUIRED          REQUIRED
---------------------------------------------    --------------    -------------
Mutual

Mutual Funds (Open-End) not advised or           No                No
      subadvised by UBS Global AM
Mutual Funds (Closed-End)                        Yes               Yes
Mutual Funds (Closed-End) not advised or         No                Yes
      subadvised by UBS Global AM
Unit Investment Trusts                           No                Yes
   Variable & Fixed Annuities                    No                No

Equities
UBS Stock                                        No                Yes
Common Stocks                                    Yes               Yes
ADRs                                             Yes               Yes
DRIPS                                            No                Yes
Stock Splits                                     No                Yes
Rights                                           No                Yes
Stock Dividend                                   No                Yes
Warrants (Exercised)                             Yes               Yes
Preferred Stock                                  Yes               Yes
IPOs                                             Prohibited

Options (Stock)
UBS (stock options)                              Yes               Yes
Common stocks                                    Yes               Yes
Exchange Traded Funds                            Yes               Yes

Fixed Income
US Treasury                                      No                No
CDs                                              No                No
Money Market                                     No                No
GNMA                                             No                No
Fannie Maes                                      Yes               Yes

Bonds
US Government                                    No                No
Corporate                                        Yes               Yes
Convertibles (converted)                         Yes               Yes

                                                 PRECLEARANCE      REPORTING
TRANSACTION                                      REQUIRED          REQUIRED
---------------------------------------------    --------------    -------------
Municipal;                                       Yes

Private Placements                               Yes               Yes

Limited Partnerships                             Yes               Yes

Exchange-Traded Funds
Broad Based ETFs(1)                              No                Yes
Industry or Sector Specific ETFs                 Yes               Yes
All other Exchange Traded Funds                  Yes               Yes

----------
(1)  These are ETFs that are broadly diversified and based on a broad index.

                                                                      APPENDIX H

                           LIST OF AUTHORIZED BROKERS

1.   UBS Financial Services Inc.

2.   Fidelity Investments

3.   Charles Schwab & Company

4.   TD Waterhouse Investor Services, Inc.

                                       I-1